AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG

                              CAVALIER HOMES, INC.,

                             CRIMSON ACQUISITION CORP.

                                         AND

                                 BELMONT HOMES, INC.

                                   August 14, 1997




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                                   TABLE OF CONTENTS


                           ARTICLE I THE MERGER
         1.1      The Merger...................................................2
         1.2      Effective Time...............................................2
         1.3      Effects of the Merger........................................2
         1.4      Articles of Incorporation and By-laws........................2
         1.5      Directors and Officers.......................................2
         1.6      Parent Board Seats...........................................3
         1.7      Additional Actions...........................................3

                           ARTICLE II CONVERSION OF SECURITIES
         2.1      Conversion of Capital Stock..................................3
         2.2      Exchange Ratio; Fractional Shares............................4
         2.3      Exchange of Certificates.....................................5
         2.4      Treatment of Stock Options and Warrants......................7

                           ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT
                                       AND SUB
         3.1      Organization and Standing....................................9
         3.2      Subsidiaries.................................................9
         3.3      Corporate Power and Authority...............................10
         3.4      Capitalization of Parent....................................10
         3.5      Conflicts, Consents and Approvals...........................11
         3.6      Absence of Certain Changes..................................12
         3.7      Parent SEC Documents........................................12
         3.8      Taxes.......................................................12
         3.9      Compliance with Law.........................................13
         3.10     Registration Statement......................................14
         3.11     Litigation..................................................14
         3.12     Brokerage and Finder's Fees.................................14
         3.13     Opinion of Financial Advisor................................14
         3.14     Accounting Matters..........................................14
         3.15     Tax-Free Reorganization.....................................15
         3.16     Employee Benefit Plans......................................15
         3.17     Contracts...................................................17
         3.18     Labor Relations.............................................18
         3.19     Permits.....................................................18
         3.20     Environmental Matters.......................................18
         3.21     No Undisclosed Liabilities..................................19
         3.22     Restrictions on Business Activities.........................19
         3.23     Title to Property...........................................20
         3.24     Condition of Property.......................................20
         3.25     Intellectual Property.......................................20
         3.26     Interested Party Transactions...............................21
         3.27     Insurance...................................................21

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         3.28     Full Disclosure.............................................22

                           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE
                                      COMPANY
         4.1      Organization and Standing...................................22
         4.2      Subsidiaries................................................22
         4.3      Corporate Power and Authority...............................23
         4.4      Capitalization of the Company...............................23
         4.5      Conflicts; Consents and Approvals...........................24
         4.6      Absence of Certain Changes..................................25
         4.7      Company SEC Documents.......................................25
         4.8      Taxes.......................................................25
         4.9      Compliance with Law.........................................26
         4.10     Registration Statement......................................26
         4.11     Litigation..................................................27
         4.12     Brokerage and Finder's Fees.................................27
         4.13     Opinion of Financial Advisor................................27
         4.14     Accounting Matters..........................................27
         4.15     Tax-Free Reorganization.....................................27
         4.16     Employee Benefit Plans......................................27
         4.17     Contracts...................................................29
         4.18     Labor Relations.............................................30
         4.19     Permits.....................................................30
         4.20     Environmental Matters.......................................30
         4.21     Parent Stock Ownership......................................31
         4.22     State Takeover Laws.........................................31
         4.23     No Undisclosed Liabilities..................................31
         4.24     Restrictions on Business Activities.........................32
         4.25     Title to Property...........................................32
         4.26     Condition of Property.......................................32
         4.27     Intellectual Property.......................................33
         4.28     Interested Party Transactions...............................34
         4.29     Insurance...................................................34
         4.30     Full Disclosure.............................................34

                           ARTICLE V COVENANTS OF THE PARTIES
         5.1      Mutual Covenants............................................35
         5.2      Covenants of Parent.........................................38
         5.3      Covenants of the Company....................................39

                           ARTICLE VI CONDITIONS
         6.1      Mutual Conditions...........................................43
         6.2      Conditions to Obligations of the Company....................44
         6.3      Conditions to Obligations of Parent and Sub.................46

                           ARTICLE VII TERMINATION AND AMENDMENT
         7.1      Termination.................................................48

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         7.2      Effect of Termination.......................................51
         7.3      Amendment...................................................52
         7.4      Extension; Waiver...........................................53

                           ARTICLE VIII MISCELLANEOUS
         8.1      Survival of Representations and Warranties..................53
         8.2      Notices.....................................................53
         8.3      Interpretation..............................................54
         8.4      Counterparts................................................54
         8.5      Entire Agreement............................................55
         8.6      Third Party Beneficiaries...................................55
         8.7      Governing Law...............................................55
         8.8      EXCLUSIVE REMEDIES. ........................................55
         8.9      Assignment..................................................55
         8.10     Expenses....................................................55
         8.11     Incorporation of Disclosure Schedules.......................56
         8.12     Severability................................................56
         8.13     Subsidiaries................................................56
         8.14     WAIVER OF JURY TRIAL........................................56




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                          AGREEMENT AND PLAN OF MERGER


                  This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 14th day of August, 1997, by and among Cavalier Homes, Inc., a Delaware corporation ("Parent"), Crimson Acquisition Corp., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), and Belmont Homes, Inc., a Mississippi corporation (the "Company").


                               W I T N E S S E T H:

                  WHEREAS, Parent desires to combine with the business and operations of the Company through the merger (the "Merger") of Sub with and into the Company, with the Company as the surviving corporation, pursuant to which each share of Company Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive shares of Parent Common Stock (as defined in Section 3.4) as more fully provided herein; and

                  WHEREAS, the Company desires to combine its business and operations with the businesses of Parent and to become a wholly owned subsidiary of Parent and for the holders of shares of Company Common Stock ("Company Shareholders") to have a continuing equity interest in the combined businesses of Parent and the Company; and

                  WHEREAS, the parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, the parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes; and

                  WHEREAS, pursuant to the Merger, each outstanding share of the
Company's Common Stock, $0.10 par value per share (the "Company Common Stock"), except shares of Company Common Stock held by persons who object to the Merger and comply with all provisions of Mississippi law concerning the right of holders of Company Common Stock to dissent from the Merger and obtain payment of the fair value of their shares of Company Common Stock ("Dissenting Shareholders"), shall be converted into the right to receive Parent Common Stock and be exchanged for Parent Common Stock pursuant to the Exchange Ratio (as defined in Section 2.1(b)), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have unanimously determined that the Merger in the manner contemplated herein is fair to and in the best interests of their respective stockholders and shareholders and, by duly adopted resolutions, have unanimously approved and adopted this Agreement;

                                  AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the mutual and

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dependent  covenants  and  agreements  hereinafter  set forth,
Parent, Sub and the Company hereby agree as follows:

                               ARTICLE I
                               THE MERGER

                  I.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 79-4-11.01 et seq. of the Mississippi Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, but in no event later than two business days thereafter (the date of such merger being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the parties hereto. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue its existence under the laws of the State of Mississippi. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

                  I.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Mississippi (the "Mississippi Secretary of State") articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the MBCA. The Merger shall become effective (the "Effective Time") when the Articles of Merger have been filed with the Mississippi Secretary of State or at such later time as may be agreed by Parent and the Company and specified in the Articles of Merger. Immediately prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Waller Lansden Dortch & Davis, PLLC at 511 Union Street, Nashville, Tennessee, or such other place as the parties may agree.

                  I.3      Effects of the Merger. The   Merger  shall  have  the
effects set forth in the MBCA.

                  I.4      Articles of Incorporation and By-laws.
The Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of the Surviving Corporation. The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation.

                  I.5 Directors and Officers. From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation, and the directors of Sub shall be the directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                  I.6 Parent Board Seats. Parent shall cause its Board of Directors to be expanded by two seats as of the Effective Time, and such directorships shall, as of such time, be filled by A. Douglas Jumper, Sr. and Mike Kennedy for a term expiring at Parent's next annual meeting of stockholders following the Effective Time, subject to being renominated as a director at the discretion of Parent's Board of Directors.

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                  I.7      Additional Actions.  If,  at  any  time   after   the
Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to carry out the provisions of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.

                                      ARTICLE II
                               CONVERSION OF SECURITIES

                  II.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or the
Company:

                           (a) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                           (b) Each share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(c) and shares subject to Section 2.1(d)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.80 shares of Parent Common Stock (the "Exchange Ratio"), together with the associated Parent Rights (as defined in Section 3.4; unless the context otherwise requires, all references herein to Parent Common Stock include the associated Parent Rights).

                           (c) Each share of capital stock of the Company held in the treasury of the Company or held by Parent or any of its subsidiaries shall be canceled and retired and no payment shall be made in respect thereof.

                           (d) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Company Common Stock held by a Dissenting Shareholder shall not be converted as described in Section 2.1(b) but shall become solely the right to receive payment of the fair value of his shares in such amount as may be determined to be due to such Dissenting Shareholder pursuant to the dissent provisions of the MBCA; provided, however, that the Company Common Stock outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his, her or its right of appraisal, in either case pursuant to the MBCA, shall be deemed to be converted as of the Effective Time of the Merger into the right to receive the Parent Common Stock at the Exchange Ratio. The Company shall give Parent (i) prompt notice of any written notices of any intent to demand payment and any written demands for payment of Company Common Stock received by the Company and (ii) the opportunity to direct all offers of payment, negotiations and proceedings with respect to any such demands, provided that in such event Parent agrees to assume the settlement or payment obligations of the Company. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

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                           (e) As of the Effective  Time,  all shares of Company
         Common Stock not canceled pursuant to Section 2.1(c) shall no longer be outstanding and shall cease to exist, and each holder of a certificate
         or  certificates   which   immediately  prior  to  the  Effective  Time
         represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) in the case of Shares subject to Section 2.1(b), (A) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted pursuant to Section 2.1(b), (B) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.2, without interest, and (C) certain dividends and other distributions in accordance with Section 2.3(c), without interest; and
         (ii) in the case of shares subject to Section 2.1(d), payment of the fair value of their shares in such amount as may be determined to be due a Dissenting Shareholder pursuant to the dissent provisions of the MBCA.

                  II.2     Exchange Ratio; Fractional Shares. No
certificates for fractional shares of Parent Common Stock shall be issued as a result of the conversion provided for in Section 2.1(b). To the extent that an outstanding share of Company Common Stock would otherwise have become a fractional share of Parent Common Stock, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate for Company Common Stock to the Exchange Agent pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Parent Common Stock on the New York Stock Exchange Composite Tape ("NYSE") on the last full trading day immediately prior to the Effective Time) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Company Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time Parent or the Company shall declare a stock dividend or other distribution payable in shares of its common stock or securities convertible into shares of its common stock, or effect a stock split, reclassification, combination or other change with respect to its common stock, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

                  II.3     Exchange of Certificates.
                           (a) Exchange Agent. As of the Effective Time, Parent shall make available to an exchange agent designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"),for the benefit of Company Stockholders, for exchange in accordance with this
         Section 2.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

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                           (b)      Exchange Procedures.  Promptly   after   the
Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(b) hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company agree are reasonably necessary, and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates repre- senting shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.1 and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this
Article II, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, properly endorsed or otherwise in proper form for the transfer, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other nonincome taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, or the right to receive payment of the fair value of his, her or its shares in such amount as may be determined to be due to a Dissenting Shareholder pursuant to the dissent provisions of the MBCA, in each case as provided in this Article II.
                           (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Law (as defined in Section 3.9), following

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                           surrender  of any such  Certificate,  there  shall be
         paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

                           (d) No Further Ownership Rights in Company Common Stock.
         All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.3.

                           (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Company Shareholders for six months after the Effective Time shall be delivered to Parent or the Surviving Corporation, upon demand thereby, and holders of shares of Company Common Stock who have not theretofore complied with this
         Section 2.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

                           (f) No  Liability.                    None of Parent,
         the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to such date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Company Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in
         Section 3.5), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law and without any further action on the part of any party, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
                           (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent in a manner consistent with Parent's investment of its own funds, on a daily basis. Any interest and other income

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                           resulting  from  such  investments  shall  be paid to
         Parent. In the event the Exchange Fund shall realize a loss on any such investment, Parent shall promptly thereafter deposit, or cause to be deposited, in such Exchange Fund on behalf of the Surviving Corporation cash in an amount equal to such loss.

                           II.4     Treatment of Stock Options and Warrants.
                           (a) At the Effective Time, each unexpired and unexercised option or right to purchase shares of Company Common Stock granted (or subject to being granted on a contingent basis) under the Company's various stock option plans in effect on the date hereof to current or former directors, officers, employees, consultants or independent contractors of the Company or its subsidiaries (each, a "Company Option" and collectively, "Company Options") shall be assumed by Parent and converted, without further action, into an option (an "Adjusted Option") to acquire, on the same terms and conditions as were applicable under the Company Options and the plans under which they were issued, prior to the Effective Time (including without limitation any provisions for acceleration), that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Options (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Options divided by the Exchange Ratio. In addition, notwithstanding the foregoing, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. As of the Effective Time, all references to the Company in each Company Option shall be deemed to be references to Parent, where appropriate, and Parent shall assume the obligations of the Company under the Company's 1994 Incentive Stock Plan, as amended, but not under the 1994 Non-qualified Stock Option Plan for Non-Employee Directors, which plan will be terminated as of the Effective Time (but without adversely affecting the holders of outstanding options under such plan). On the Closing Date, Parent will deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant thereto together with written evidence of Parent's acceptance and assumption of all Company Options.

                           (b) At the Effective Time, that certain warrant to purchase 75,000 shares of Company Common Stock at $14.67 per share issued to The Suddath Companies, a Florida corporation, on October 25, 1996 (the " Suddath Warrant"), shall be assumed by Parent and shall become a warrant (the "Adjusted Warrant") to acquire, on the same terms and conditions as were applicable to the Suddath Warrant prior to the Effective Time, that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Suddath Warrant (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price per share equal to $14.67 divided by the Exchange Ratio. As of the Effective Time, all references to the Company in the Suddath Warrant shall be deemed to be references to Parent, where appropriate.

                           (c) In  connection  with  the  issuance  of  Adjusted
         Options and the Adjusted Warrant, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Adjusted Options and the Adjusted Warrant pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Adjusted Options and the Adjusted Warrant, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto. Parent agrees to file with the Securities and Exchange Commission (the "Commission") as soon as reasonably practicable after the Closing Date, an amendment to a registration statement on Form S-8, or a new registration statement on Form S-8, or other appropriate form under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") to register the issuance of the shares of Parent Common Stock issuable upon exercise of the Adjusted Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options. In addition, Parent will cause that certain Registration Rights Agreement between the Company and The Suddath Companies, dated October 25, 1996, to be complied with respecting shares of Parent Company Stock issuable pursuant to the Adjusted Warrant, and will, on or prior to or immediately after the Effective Time, file a resale registration statement with the Commission concerning shares of Parent Common Stock issuable upon exercise of the Suddath Warrant.

                                    ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  In order to induce the Company to enter into this Agreement, Parent and Sub hereby represent and warrant to the Company that the statements contained in this Article III are true, correct and complete.

                  III.1 Organization and Standing. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Parent. The copies of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Amended and Restated By-laws (the "By-laws") (or similar organizational documents) of Parent and each of its subsidiaries, which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  III.2    Subsidiaries.
                  (a) As of the date hereof, other than immaterial interests, Parent does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise,  except as set forth in
Section 3.2 to the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company and dated the date hereof. Section 3.2 to the Parent Disclosure Schedule sets forth as to each subsidiary of Parent: (i) its name and jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, and (iii) the number of issued and outstanding shares of its capital stock or share capital. Except as set forth in Section 3.2 to the Parent Disclosure Schedule, each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on Parent. All of the outstanding shares of the capital stock of Sub are directly owned by Parent. Other than as set forth in Section 3.2 to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of Parent; and no subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Parent or any predecessor thereof. As used in this Section 3.2, "capital stock" shall include capital stock or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such entity.

                  (b) Neither Parent nor any Affiliate (as defined in Section 79-25-3(a) of the Mississippi Shareholder Protection Act) of Parent is an Interested Shareholder (as defined in Section 79-25-3(l) of the Mississippi Shareholder Protection Act) with respect to the Company.

                  III.3    Corporate Power and Authority.

                           (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Share Issuance (as defined below) by the requisite votes of the stockholders of Parent (the "Parent Stockholders") in accordance with the rules of the NYSE and this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that the issuance of Parent Common Stock pursuant hereto (the "Share Issuance") be submitted to the Parent Stockholders for approval at a stockholders meeting and, except for the approval of the Share Issuance by the Parent Stockholders in accordance with the rules of the NYSE, no other corporate approvals on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
                           (b) Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sub and by Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Sub are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and constitutes a valid and binding obligation of Sub, enforceable against Sub in accordance with its terms.

                  III.4 Capitalization of Parent. Parent's authorized capital stock consists solely of (a) 50,000,000 shares of common stock, $0.10 par value per share ("Parent Common Stock"), and (b) 500,000 shares of preferred stock, $0.01 par value per share ("Parent Preferred Stock"), of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Parent Series A Preferred Stock"). As of August 11, 1997, (i) 12,283,127 shares of Parent Common Stock were issued and outstanding, (ii) 1,457,985 shares of Parent Common Stock were issuable upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Parent, and (iii) no shares of Parent Preferred Stock were issued and outstanding. Since August 11, 1997, Parent has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of Parent capital stock is, and all shares of Parent Common Stock to be issued in connection with the Merger will be at the time of issuance, duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than the rights ("Parent Rights") issued under the rights agreement, dated as of October 23, 1996, between Parent and ChaseMellon Shareholder Services, L.L.C. (the "Parent Rights Agreement"), and other than as set forth above, in the Parent SEC Documents (as defined in Section 3.7) or in Section 3.4 to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent; and Parent has no obligation of any kind to issue any additional securities or to pay for securities of Parent or any predecessor. Parent has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Parent Common Stock.

                  III.5 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation of the transactions contemplated hereby will:
                           (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws (or any similar organizational document) of Parent or any subsidiary of Parent;

                           (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound;

                           (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets; or

                           (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
         (i) approval of the Share Issuance by Parent Stockholders, (ii) approval of the listing of the shares of Parent Common Stock to be issued in the Merger on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing  that are set forth in  subsections  (b), (c) or
(d) of Section 3.5 to the Parent  Disclosure  Schedule  and, in the case of (b),
(c) and (d), for any of the foregoing that would not, in the aggregate, have a material adverse effect on Parent or that would not prevent or delay the consummation of the transactions contemplated hereby.

                  III.6 Absence of Certain Changes. Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, since December 31, 1996, (i) each of Parent and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event has occurred which has or which would reasonably be expected to have, in the aggregate, a material adverse effect on Parent (but, excluding for such purposes, events that are generally applicable in Parent's and the Company's industry or industries and the United States economy), and (iii) neither Parent nor any of its subsidiaries has taken any action which would be prohibited by
Section 5.2(a).

                  III.7    Parent SEC Documents.  Each   of   Parent   and   its
subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1994 under the Securities Exchange Act of 1934 (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of Parent included in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a  consistent  basis  during the  periods  involved
(except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                  III.8 Taxes. Except as set forth in the Parent SEC Documents, and except with respect to any such matters that would not, in the aggregate, have a material adverse effect on Parent, (i) each of Parent and its subsidiaries has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Parent or any of its subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and each of Parent and its subsidiaries has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority,
(iii) each of Parent and its subsidiaries has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of Parent included in the Parent SEC Documents for all taxes payable in respect of all periods ending on or prior to June 30, 1997, (iv) neither Parent nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither Parent nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing
(tentatively or definitely), in each case, by any taxing authority, against Parent or any of its subsidiaries for which there are not adequate reserves in its financial statements (in accordance with generally accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) the federal income tax returns of Parent have not been audited, and the federal income tax returns of its subsidiaries have not been audited, since fiscal year ended December 31, 1991, (viii) neither Parent nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Parent is currently a member, (ix) there are no liens for taxes on any assets of Parent or any of its subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) Parent and its subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) Parent has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. For purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes including interest and penalties thereon and additions to tax. In addition, the term "tax return" shall mean any return, declaration, statement, report, schedule, certificate, form information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with taxes.

                  III.9 Compliance with Law. Each of Parent and its subsidiaries is in compliance with, and at all times since December 31, 1993 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Law") relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on Parent.

                  III.10   Registration Statement.   None  of  the  information
provided by Parent or any of its subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Parent under the Securities Act, including the prospectus (as amended, supplemented or modified, the "Prospectus") relating to shares of Parent Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Company Shareholders with respect to the Merger and the Parent Stockholders with respect to the Share Issuance (collectively and as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement (except for such portions thereof that relate only to or were supplied by the Company and its subsidiaries as to which no representation is made hereby), will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

                  III.11 Litigation. Except as set forth in the Parent SEC Documents or Section 3.11 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which could reasonably be expected to have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have a material adverse effect on Parent.

                  III.12   Brokerage and Finder's Fees.  Except for  Parent's
obligation to Equitable Securities Corporation ("Parent Broker") (a copy of the agreement relating to such obligation having previously been provided to the Company), Parent has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to Parent Broker and the obligation of the Company to the Company Broker (as hereinafter defined), Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                  III.13 Opinion of Financial Advisor. Parent has received the opinion of Parent Broker to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                  III.14 Accounting Matters. To the best knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.
                  III.15 Tax-Free Reorganization. To the best knowledge of Parent, neither Parent nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  III.16   Employee Benefit Plans.
                           (a) For purposes of this Agreement, the following terms have the definitions given below: "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Parent Plans with respect to Parent, or Company Plans (as defined below) with respect to the Company.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                           "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
         Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                           "Parent Plans" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by Parent or any of its subsidiaries or to which Parent or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term. "Parent Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                           (b) Section 3.16 to the Parent Disclosure Schedule lists all Parent Plans. With respect to each Parent Plan, Parent has made available to the Company a true, correct and complete copy of: (i) each writing constituting a part of such Parent Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                           (c) Except as set forth in Section 3.16(c) to the Parent Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each Parent Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Parent Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Parent Plan or the related trust.

                           (d) All contributions required to be made to any Parent Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in Parent's financial statements contained in the Parent SEC Documents.

                           (e) Except as set forth in Section 3.16(e) to the Parent Disclosure Schedule, Parent and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Parent Plans. There is not now, and there are no existing, circumstances that standing alone could give rise to any requirement for the posting of security with respect to a Parent Plan or the imposition of any lien on the assets of Parent or any of its subsidiaries under ERISA or the Code.

                           (f) Except as set forth in Section 3.16(f) to the Parent Disclosure Schedule, no Parent Plan is subject to Title IV or
         Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Section 3.16(f) to the Parent Disclosure Schedule, no Parent Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Parent or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                           (g)  There  does  not now  exist,  and  there  are no
         existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Parent or any of its subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither Parent nor any of its subsidiaries nor any of their respective ERISA affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                           (h) Except as set forth in Section 3.16(h) to the Parent Disclosure Schedule and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Parent nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                           (i) Except as set forth in Section 3.16(i) to the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of Parent or any of its subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Section 3.16(i) to the Parent Disclosure Schedule, no amount paid or payable by Parent or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                           (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Parent Plans, any fiduciaries thereof with respect to their duties to the Parent Plans or the assets of any of the trusts under any of the Parent Plans which could reasonably be expected to result in any material liability of Parent or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                  III.17 Contracts. Section 3.17 of the Parent Disclosure Schedule lists all agreements, arrangements, guaranties, leases, contracts and understandings, whether written or oral, to which Parent or its subsidiaries, or any of their respective assets, business, or operations, is a party, or is bound or affected by, or receives benefits under, but not including the following: (i) those cancelable without penalty on notice of ninety (90) days or less and pursuant to which aggregate annual payments do not exceed $50,000; (ii) those with a remaining term of less than one year and pursuant to which aggregate annual payments do not exceed $50,000; (iii) those for the purchase and sale of raw materials and supplies and finished goods and repurchase agreements with dealers' floor plan lenders (forms of which have been provided to the Company) in the ordinary course of business on terms customary in the industry and consistent with past practices; (iv) those that do not require the Company to make aggregate annual payments of more than $25,000; and (v) as otherwise reflected in Parent SEC Documents (the "Parent Contracts"). With respect to each Parent Contract and each such agreement, arrangement, guaranty, lease, contract or understanding excluded from the definition of Parent Contract, and except as set forth in Section 3.17 of the Parent Disclosure Schedule, none of the Parent, any of its subsidiaries, or, to the knowledge of the Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Parent under, any Parent Contract to which it is a party, except such violations or defaults under such Parent Contracts which, in the aggregate, would not have a material adverse effect on the Parent.

                  III.18 Labor Relations. There is no unfair labor practice complaint against Parent or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Parent, threatened against or involving Parent or any of its subsidiaries, except for any such proceedings which would not have a material adverse effect on Parent. Except as disclosed in the Parent SEC Documents or Section 3.18 to the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

                  III.19 Permits. Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

                  III.20   Environmental Matters.
                           (a) As used herein, the term "Environmental Laws" means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all applicable authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder to the extent applicable to the specific operations of Parent or the Company, as applicable.

                           (b) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof or as disclosed in the Phase I environmental surveys conducted with respect to the facilities operated by Parent and its subsidiaries, copies of which have been made available to the Company, there are, with respect to Parent, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, nor any releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state or local laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent, and none of Parent and its subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on Parent.

                           (c) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof or as disclosed in the Phase I environmental surveys conducted with respect to the facilities operated by Parent and its subsidiaries, copies of which have been made available to the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Parent or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Parent or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Parent's business, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

                  III.21  No  Undisclosed  Liabilities.  Except  as set forth in
Section 3.21 of the Parent Disclosure Schedule or the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Parent's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1996, included in Parent's 1996 Annual Report to Stockholders (the "1996 Balance Sheet"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Balance Sheet, (c) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any notes thereto) for the period ended June 27, 1997, included in Parent's
Quarterly Report on Form 10-Q for such period or incurred since December 31, 1996 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a material adverse effect on Parent.

                  III.22 Restrictions on Business Activities. Except for this Agreement, or as set forth in Section 3.22 of the Parent Disclosure Schedule or the Parent SEC Documents, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its subsidiaries, acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent, except for any prohibition or impairment as would not reasonably be expected to have a material adverse effect on Parent.

                  III.23 Title to Property. Except as set forth in Section 3.23 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and marketable title to all of their properties and assets, real and personal, tangible and intangible, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected to have a material adverse effect on Parent; and, to the knowledge of Parent, all leases pursuant to which

                  Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a material adverse effect on Parent.

                  III.24   Condition of Property.

                           (a) Except as set forth in Section 3.24 of the Parent Disclosure Schedule, each of the buildings, improvements and structures located upon any real property and land owned by Parent or any of its subsidiaries ( collectively, the "Owned Property"), and each of the buildings, structures and premises leased by the Parent or any of its subsidiaries (the "Leased Premises"), is in reasonably good repair and operating condition, and Parent has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part or any Owned Property or Lease Premises or by any board of fire underwriters or any other body exercising similar functions, requiring any repairs or work to be done on any part of any Owned Property or Leased Premises, except as would not reasonably be expected to have a material adverse effect on Parent.

                           (b) Except as set forth in Section 3.24(b) of the Parent Disclosure Schedule, all structural or material mechanical systems in the buildings upon the Owned Property and Leased Properties are in good working order and working condition, and adequate for the operation of the business of Parent and its subsidiaries as heretofore conducted, except as would not reasonably be expected to have a material adverse effect on Parent.

                  III.25   Intellectual Property.

                           (a) Parent and/or each of its  subsidiaries  owns, or
         is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent and its subsidiaries as currently conducted, except as would not reasonably be expected to have material adverse effect on Parent.

                           (b) Except as disclosed in Section 3.25(b) of the Parent Disclosure Schedule or the Parent SEC Documents or as would not reasonably be expected to have a material adverse effect on Parent (i) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"); (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Parent or any of its subsidiaries (the "Parent Intellectual Property Rights"), any trade secret material to Parent, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Parent or any of its subsidiaries, are currently pending or, to the knowledge of Parent, are overtly threatened by any person; and (iii) Parent does not know of any valid ground for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent or any of its subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by Parent or any of its subsidiaries, of any programs and applications used in the business of Parent or any of its subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Parent Intellectual Property Rights or other trade secret material to Parent; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Parent or any of its subsidiaries.

                           (c) To Parent's knowledge, all material patents, registered trademarks, service marks and copyrights held by Parent are valid and subsisting. Except as set forth in Section 3.25(c) of the Parent Disclosure Schedule or the Parent SEC Documents, to Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property by any third party, including any employee or former employee of Parent or any of its subsidiaries.

                  III.26 Interested Party  Transactions.  Except as set forth in
Section 3.26 of the Parent Disclosure Schedule or the Parent SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the date of Parent's proxy statement dated March 31, 1997 (the "1997 Parent Proxy Statement"), no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the Commission.

                  III.27 Insurance. Except as set forth in Section 3.27 of the Parent Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, and provide adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets, except as would not reasonably be expected to have a material adverse effect on Parent.

                  III.28 Full Disclosure. No statement contained in this Agreement or any certificate or schedule furnished or to be furnished by Parent or Sub or its subsidiaries to the Company in, or pursuant to the provisions of, this Agreement when considered with all other statements made in or in connection with this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading, except where the material fact so misstated or omitted to be stated would not reasonably be expected to have a material adverse effect on Parent.


                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  In order to induce Parent and Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Sub that the statements contained in this Article IV are true, correct and complete.

                  IV.1 Organization and Standing. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Company and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The copies of the Restated Articles of Incorporation and Bylaws (or similar organizational documents) of the Company and each of its subsidiaries, which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  IV.2 Subsidiaries. As of the date hereof, other than immaterial interests, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 4.2 to the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and dated the date hereof. Section 4.2 to the Company Disclosure Schedule sets forth as to each subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital and (iii) the number of issued and outstanding shares of its capital stock or share capital. Except as set forth in Section 4.2 of the Company Disclosure Schedule, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on the Company. Other than as set forth in Section 4.2 to the Company Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of the Company; and no subsidiary of the Company has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of the Company or any predecessor thereof. As used in this Section 4.2, "capital stock" shall include capital stock or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such entity.

                  IV.3 Corporate Power and Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Merger and the adoption and authorization of this Agreement by the Company Shareholders in accordance with the MBCA and this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company Shareholders for adoption at a shareholders meeting and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of shares of Company Common Stock in accordance with the Applicable Law, no other corporate approvals on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  IV.4     Capitalization of the Company.  The   Company's
authorized capital stock consists solely of (a) 20,000,000 shares of common stock, $0.10 par value per share ("Company Common Stock") and (b) 5,000,000 shares of preferred stock, no par value per share ("Company Preferred Stock"). As of June 30, 1997, (i) 9,466,486 shares of Company Common Stock were issued and outstanding, (ii) 450,000 shares of Company Common Stock were issuable upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issuable (on a contingent basis or otherwise) by the Company, and (iii) no shares of Company Preferred Stock were issued and outstanding. Since June 30, 1997, the Company has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of Company capital stock is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above, in the Company SEC Documents (as defined in Section 4.7) or in Section 4.4 to the Company
Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company of any securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Company; and the Company has no obligation of any kind to issue any additional securities or to pay for securities of the Company or any predecessor. The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Stock.

                  IV.5     Conflicts;   Consents  and  Approvals.  Neither   the
execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will:

                           (a) conflict with or violate any provision of the Restated Articles of Incorporation or Bylaws (or any similar organizational document)of the Company or any subsidiary of the Company;

                           (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound;

                           (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

                           (d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by Company Shareholders, (ii) actions required by the HSR Act and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing  that are set forth in  subsections  (b), (c) or
(d) of Section 4.5 of the Company  Disclosure  Schedule and, in the case of (b),
(c) and (d), for any of the foregoing that would not, in the aggregate, have a material adverse effect on the Company or that would not prevent or delay the consummation of the transactions contemplated hereby.

                  IV.6 Absence of Certain Changes. Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof, since December 31, 1996, (i) each of the Company and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event has occurred which has or which would reasonably be expected to have, in the aggregate, a material adverse effect on the Company (but, excluding for such purposes, events that are generally applicable in Parent's and the Company's industry or industries and the United States economy), and (iii) except as listed on Section 4.6 of the Company Disclosure Schedule neither the Company nor any of its subsidiaries has taken any action which would be prohibited by
Section 5.3(a).

                  IV.7 Company SEC Documents. Each of the Company and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 21, 1994 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of the Company included in the Company SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                  IV.8 Taxes. Except as set forth in the Company SEC Documents and except with respect to any such matters that would not, in the aggregate, have a material adverse effect on the Company or as listed in Section 4.8 to the Company Disclosure Schedule, (i) each of the Company and its subsidiaries has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or any of its subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and each of the Company and its subsidiaries has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (iii) each of the Company and its subsidiaries has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of the Company included in the Company SEC Documents for all taxes payable in respect of all periods ending on or prior to June 30, 1997, (iv) neither the Company nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither the Company nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against the Company or any of its subsidiaries for which there are not adequate reserves in its financial statements (in accordance with generally accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) the federal income tax returns of the Company have not been audited and the federal income tax returns of its subsidiaries have not been audited, since December 31, 1994, (viii) neither the Company nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member, (ix) there are no liens for taxes on any assets of the Company or any of its subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) the Company and its subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) the Company has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

                  IV.9 Compliance with Law. Each of the Company and its subsidiaries is in compliance with, and at all times since December 31, 1993 has been in compliance with, all Applicable Laws relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on the Company.

                  IV.10 Registration Statement. None of the information provided by the Company or any of its subsidiaries for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Proxy
Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement (except for such portions thereof that relate only to or were supplied by Parent and its subsidiaries as to which no representation is made hereby), will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

                  IV.11 Litigation. Except as set forth in the Company SEC Documents or Section 4.11 of the Company Disclosure Schedule, there is no action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have a material adverse effect on the Company.

                  IV.12    Brokerage and Finder's Fees.   Except  for  the
Company's obligation to Rauscher Pierce Refsnes, Inc. ("Company Broker') (a copy of the written agreement relating to such obligation having previously been provided to Parent), the Company has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to Company Broker and the obligation of Parent to the Parent Broker, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                  IV.13 Opinion of Financial Advisor. The Company has received the opinion of Company Broker to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company Shareholders from a financial point of view.

                  IV.14 Accounting Matters. To the best knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

                  IV.15 Tax-Free Reorganization. To the best knowledge of the Company, neither the Company nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  IV.16    Employee Benefit Plans.

                           (a) For purposes of this Agreement, "Company Plans" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Company Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                           (b) Section 4.16 to the Company Disclosure Schedule lists all Company Plans. With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any;
         (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                           (c) Except as set forth in Section 4.16(c) to the Company Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Company Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Company Plan or the related trust.

                           (d) All contributions required to be made to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the Company's financial statements contained in the Company SEC Documents.

                           (e) Except as set forth in Section 4.16(e) to the Company Disclosure Schedule, the Company and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Plans. There is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code.

                           (f) Except as set forth in Section 4.16(f) to the Company Disclosure Schedule, no Company Plan is subject to Title IV or
         Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Plan is a Multiemployer Plan (as defined in Section 3.16) or a Multiple Employer Plan (as defined in Section 3.16), nor has the Company or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                           (g) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of the Company or any of its subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
         Section 4069 or Section 4204 of ERISA.

                           (h) Except as set forth in Section 4.16(h) to the Company Disclosure Schedule and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                           (i) Except as set forth in Section 4.16(i) to the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of the Company or any of its subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Section 4.16(i) to the Company Disclosure Schedule, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.
                           (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                  IV.17  Contracts.  Section  4.17  of  the  Company  Disclosure
Schedule lists all agreements, arrangements, guaranties, leases, contracts and understandings, whether written or oral, to which the Company or its subsidiaries, or any of their respective assets, business, or operations, is a party, or is bound or affected by, or receives benefits under, but not including the following: (i) those cancelable without penalty on notice of ninety days or less and pursuant to which aggregate annual payments do not exceed $50,000; (ii) those with a remaining term of less than one year and pursuant to which aggregate annual payments do not exceed $50,000; (iii) those for the purchase and sale of raw materials and supplies and finished goods and repurchase agreements with dealers' floor plan lenders (forms of which have been provided to Parent) in the ordinary course of business on terms customary in the industry and consistent with past practices; (iv) those that do not require the Company to make aggregate annual payments of more than $25,000; and (v) except as otherwise reflected in the Company SEC Documents (the "Company Contracts"). With respect to each Company Contract and each such agreement, arrangement, guaranty, lease, contract or understanding excluded from the definition of Company Contract, and except as set forth in Section 4.17 of the Company Disclosure Schedule, none of the Company, any of its subsidiaries, or, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company under, any Company Contract to which it is a party, except such violations or defaults under such Company Contracts which, in the aggregate, would not have a material adverse effect on the Company.

                  IV.18 Labor Relations. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, except for any such proceedings which would not have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents or Section 4.18 to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

                  IV.19 Permits. Each of the Company and its subsidiaries is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                  IV.20    Environmental Matters.
                           (a) Except as set forth in the Company SEC  Documents
         filed with the Commission as of the date hereof or as disclosed in the Phase I environmental surveys with respect to the facilities operated by the Company and its subsidiaries, copies of which have been provided to Parent, there are, with respect
         to the Company, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, nor any releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and none of the Company and its subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                           (b) Except as set forth in Section 4.20 to the Company Disclosure Schedule or set forth in the Company SEC Documents filed with the Commission as of the date hereof or as disclosed in the Phase I environmental surveys conducted in connection with the transactions contemplated by this Agreement with respect to the facilities operated by the Company and its subsidiaries, copies of which have been provided to Parent, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of the Company's business, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                  IV.21    Parent Stock Ownership.  Except  as  set  forth  in
Section 4.21 to the Company Disclosure Schedule, neither the Company nor any of its "affiliates" or "associates" "owns" (as each of such terms is defined in Section 203 of the Delaware General Corporation Law) any shares of Parent Common Stock or other securities convertible into Parent Common Stock.

                  IV.22 State Takeover Laws. Prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to any applicable takeover laws: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby. As used herein, "takeover laws" means any "moratorium," "control share," "fair price," "business combination" or similar anti-takeover statutes or regulations of the State of Mississippi or any other law, or any provision of the Company's Restated Articles of Incorporation or Bylaws, that purports to limit or restrict business combinations or the ability to acquire or vote shares that would otherwise be applicable to this Agreement and the transactions contemplated hereby.
                  IV.23 No  Undisclosed  Liabilities.  Except as is disclosed in
Section 4.23 of the Company Disclosure Schedule and the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's balance sheet (including any related notes thereto) as of December 31, 1996 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Balance Sheet"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Balance Sheet, (c) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any notes thereto) for the period ended June 30, 1997, included in the Company's Quarterly Report on Form 10-Q for such period or incurred since December 31, 1996 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a material adverse effect on the Company.

                  IV.24 Restrictions on Business Activities. Except for this Agreement, or as set forth in Section 4.24 of the Company Disclosure Schedule or the Company SEC Documents, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibition or impairment as would not reasonably be expected to have a material adverse effect on the Company.

                  IV.25 Title to Property. Except as set forth in Section 4.25 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and marketable title to all of their owned properties and assets, real and personal, tangible and intangible, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected to have a material adverse effect on the Company; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from other material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not reasonably be expected to have a material adverse effect on the Company.

                  IV.26    Condition of Property.
                           (a) Except as set forth in Section 4.26(a) of the Company Disclosure Schedule, each of the buildings, improvements and structures located upon any real property and land owned by Company or any of its subsidiaries (collectively, the "Owned Property"), and each of the buildings, structures and premises leased by the Company or any of its subsidiaries (the "Leased Premises"), is in reasonably good repair and operating condition, and the Company has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part of any Owned Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Owned Property or Leased Premises, except as would not reasonably be expected to have a material adverse effect on the Company.

                           (b) Except as set forth in Section 4.26(b) of the Company Disclosure Schedule, all structural or material mechanical systems in the buildings upon the Owned Property and Leased Properties are in good working order and working condition, and are adequate for the operation of the business of the Company and its subsidiaries as heretofore conducted, except as would not reasonably be expected to have a material adverse effect on the Company.

                  IV.27    Intellectual Property.

                           (a) The Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its subsidiaries as currently conducted, except as would not reasonably be expected to have a material adverse effect on the Company.

                           (b) Except as disclosed in Section 4.27(b) of the Company Disclosure Schedule or the Company SEC Documents or as would not reasonably be expected to have a material adverse effect on the
         Company: (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"); (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or any of its subsidiaries (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are overtly threatened by any person; and (iii) the Company does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, service marks or trade secret; (B) against the use by the Company or any of its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any part of the Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual

                           Rights by the Company or any of its subsidiaries.

                           (c) To the Company's knowledge, all material patents, registered trademarks and copyrights held by the Company are valid and subsisting. Except as set forth in Section 4.27(c) of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries.

                  IV.28  Interested Party  Transactions.  Except as set forth in
Section 4.28 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the date of the Company's proxy statement dated May 6, 1997, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the Commission.

                  IV.29 Insurance. Except as disclosed in Section 4.29 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, and provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets, except as would not reasonably be expected to have a material adverse effect on the Company.

                  IV.30 Full Disclosure. No statement contained in this Agreement or in any certificate or schedule furnished or to be furnished by the Company to Parent in, or pursuant to the provisions of, this Agreement, when considered with all other statements made in or in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading, except where the material fact so misstated or omitted to be stated would not reasonably be expected to have a material adverse effect on the Company.


                                 ARTICLE V
                       COVENANTS OF THE PARTIES

                  The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

                  V.1      Mutual Covenants.

                           (a)      General.   Each of  the  parties  shall  use
         its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement as promptly as possible (including, without  limitation,  using its reasonable efforts to
         cause the conditions set forth in Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

                           (b) HSR Act. As soon as practicable, and in any event no later than ten business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Merger, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

                           (c) Other Governmental Matters and Consents. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority or other person or entity that it may be required to give, make or obtain.

                           (d) Pooling-of-Interests. Each of the parties shall use its reasonable efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes.

                           (e)      Tax-Free Treatment.  Each  of  the   parties
         shall use its reasonable efforts to cause the Merger to constitute a tax-free "reorganization" under Section 368(a)of the Code and to permit Bradley Arant Rose & White LLP to issue its opinion provided for in
         Section 6.2(d).
                           (f)      Public Announcements.       Unless otherwise
         required by Applicable Law or requirements of the NYSE or The Nasdaq Stock Market, at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Parent and the Company shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc.
                           (g) Access. Subject to Applicable Law, from and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Parent and the Company shall permit representatives of the other to have reasonable access to the other's officers, employees, premises, properties, books, records, contracts, tax records and documents. Information obtained by Parent and the Company pursuant to this Section 5.1(g) shall be subject to the provisions of the confidentiality agreement between them dated July 11, 1997 (the "Confidentiality Agreement"), which agreement remains in full force and effect.

                           (h)      Stockholders and Shareholders Meetings.
Each of Parent and the Company shall duly call, give notice of, convene and hold a meeting of its respective stockholders and shareholders, to be held as promptly as practicable following the date hereof for the purpose of obtaining the requisite stockholder and shareholder approvals and adoptions in connection with this Agreement, the Share Issuance and the Merger, and each shall use reasonable efforts to cause such meetings to occur on the same date. Subject to compliance with their respective fiduciary duties to their shareholders and stockholders under Mississippi and Delaware law, respectively, the Board of Directors of each of Parent and the Company will (i) recommend that its respect-ive stockholders and shareholders approve such matters and (ii) use reasonabl efforts to obtain any necessary approvals by its respective stockholders and shareholders.

                           (i) Preparation of Proxy Statement and Registration Statement. Each of Parent and the Company shall cooperate to, and shall, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis. Each of Parent and the Company shall cooperate to prepare and file, and Parent shall prepare and file, the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission and each of Parent and the Company shall cooperate to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. Parent shall advise the Company promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. If at any time prior to the Effective Time, any information pertaining to the Company contained in or omitted from the Registration Statement makes statements contained in the Registration Statement false or misleading, the Company shall promptly so inform Parent and provide Parent with the information necessary to make such statements contained therein not false and misleading. Each of Parent and Company shall also cooperate to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the Share Issuance.
                           (j)      Notification of Certain Matters.
         Each of Parent and the Company shall give prompt notice to the other party of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement made by such party to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
         Section 5.1(j) shall not limit or otherwise affect the remedies available hereunder to any party, nor will it override the provisions of Sections 6.2 and 6.3, as applicable.

                           (k) Affiliates. Each of Parent and the Company shall use its reasonable efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of such party within the meaning of Rule 145 under the Securities Act, to execute and deliver to Parent no less than 35 days prior to the date of the meeting of such party's respective stockholders and shareholders written undertakings in the form attached hereto as Exhibit 5.1(k).

                           (l)      Injunctions.  Each of Parent and the Company
shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated by this Agreement.

                           (m)      Tax Representation Letters.   Each   of
Parent and the Company shall cooperate with one another in obtaining the opinion of Bradley Arant Rose & White LLP, counsel to Parent, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Company Shareholders with respect to shares of Parent Company Stock received in the Merger in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock. In connection therewith, each of Parent and the Company shall deliver to Bradley Arant Rose & White LLP representation letters substantially in the form attached hereto as Exhibit 5.1(m).

                           (n)      Additional Reports.  Parent and the  Company
shall each furnish to the other copies of any reports of the type referred to in Sections 3.7 and 4.7 which it files with the SEC on or after the date hereof, and Parent and the Company, as the case may be, represents and warrants that, as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Parent and its consolidated subsidiaries or the Company and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  V.2      Covenants of Parent.

                           (a) Conduct of Parent's Operations. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Parent covenants and agrees that it shall (x) continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Parent Common Stock and the business prospects of the Parent and its subsidiaries and (y) take no action which would (i) materially adversely affect the ability to obtain any consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any party hereto to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent the Parent or any of its subsidiaries from discontinuing or disposing of any of their respective properties or business if such action is, in the judgment of Parent, desirable in the conduct of the business of Parent and its subsidiaries.

                           (b) Indemnification. Parent and Sub agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company as provided by law or in its Restated Articles of Incorporation, Bylaws or in any agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall not amend, repeal, or otherwise modify the Restated Articles of Incorporation, Bylaws or any such agreement as any of them relate to indemnification in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law, and Parent further shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. In addition, from and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each officer and director of the Company to the extent such person would be entitled to indemnification pursuant to the first sentence of this Section 5.2(b) against any costs or expenses (including attorneys' fees), losses, damages or amounts paid in settlement in connection with any claim, action, suit or proceeding arising out of or pertaining to the transactions contemplated by this Agreement, provided that the Indemnified Party agrees that, in the event that it is ultimately determined that such Indemnified Party is not entitled to the payment of such expenses, for any reason, such Indemnified Party shall reimburse Parent or the Surviving Corporation for such expenses paid in advance. The Surviving Corporation or Parent, as the case may be, shall only be required to pay for one law firm for all Indemnified Parties (unless the use of one law firm for all Indemnified Parties would present such law firm with a conflict of interest). Neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Parent will maintain in effect the Company's directors' and officers' liability policy for the current term of such policy.

                           (c) Listing Application. Parent shall, as soon as practicable following the date hereof, prepare and submit to the NYSE a subsequent listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject to official notice of issuance.

                           (d) Employee Benefits. Following the Effective Time, except as otherwise provided in this Section 5.2, Parent shall provide generally to officers and employees of the Company and its subsidiaries employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Parent Common Stock), on terms and conditions which are not materially less favorable than those currently provided by the Company and its subsidiaries to their similarly situated officers and employees. Company officers and employees shall be entitled to receive credit for time of service to the Company or any of its subsidiaries for such purposes.

                           Parent and Company further agree that the Belmont Homes, Inc. 401(k) Profit Sharing Plan (the "BH 401(k)") will either be
         (i) merged into the Cavalier Homes, Inc. Employees 401(k) Retirement Plan (the "CH 401(k)"), (ii) terminated as of such date prior to, on or after the Effective Time or (iii) continued (with such changes as Parent from time to time shall determine), all as Parent shall determine and specify consistent with the requirements of the Code and ERISA. In the event of the merger or termination of the BH 401(k) as contemplated by clauses (i) and (ii) above, then from and after (i) January 1 following the termination of the BH 401(k) or (ii) the merger of the BH 401(k) into the CH 401(k), for purposes of determining eligibility to participate in, and vesting in accrued benefits under the CH 401(k), employment by the Company or its subsidiaries shall be credited as if it were employment by Parent, except to the extent otherwise required by applicable law, but such service shall not be credited for purposes of determining benefit accrual under the CH 401(k).

                           (e) Accountant's "Comfort" Letter. Parent shall use its reasonable efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                  V.3      Covenants of the Company.

                           (a)      Conduct of the Company's Operations.
          During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course except as expressly contemplated by is Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. The Company shall confer at such times as Parent may reasonably request with one or more representatives of Parent to report material operational matters and the general status of on-going operations (to the extent Parent reasonably requires such information). Furthermore, the Company shall notify Parent of any emergency or other change in the normal course of its or its subsidiaries respective businesses or in the operation of its or its subsidiaries respective properties and of any complaints, investigations or hearings (or communications that threaten the same) of any governmental body or authority if such emergency, charge, complaint, investigation or hearing would have a material adverse effect on the Company. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, the Company shall not, and shall cause its subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of Parent:

                                    (i)  do  or  effect  any  of  the  following
                  actions with respect to its securities or the securities of any of its subsidiaries: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire any of its securities, (C) grant any person any right or option to acquire any of its securities, (D) issue, deliver or sell or agree to issue, deliver or sell any additional securities (except pursuant to the exercise of outstanding options to purchase Company Common Stock or the Suddath Warrant) or amend the terms of any of its securities, or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                                    (ii)   sell,   transfer,    lease,   pledge,
                  mortgage, encumber or otherwise dispose of any of its property or assets which are material, in the aggregate, other than in the ordinary course of business consistent with past practice;

                                    (iii)   make or propose any changes  in  its
                  Restated Articles of Incorporation, as amended, or Bylaws, or other organizational documents;

                                    (iv)  merge or  consolidate  with any  other
                  person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person except in the circumstances permitted in Section 5.3(b) below, other than in connection with this Agreement and the transactions contemplated hereby;

                                    (v)  incur,  create,   assume  or  otherwise
                  become liable for indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

                                    (vi) enter  into or modify  any  employment,
                  severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases and bonuses granted to employees who are not officers or directors in the ordinary course of business consistent with past practice, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law, this Agreement, any applicable collective bargaining agreement or a binding written contract in effect on the date of this Agreement, or adopt any new employee benefit plan (or grant any options or awards thereunder);

                                    (vii) change its method of doing business or
                  change any method or principle of accounting in a manner that is inconsistent with past practice;

                                    (viii) settle any actions or claims, whether
                  now pending or hereafter made or brought, involving an amount in excess of $25,000;

                                    (ix) modify,  amend or terminate,  or waive,
                  release or assign any material rights or claims with respect to, any Company Contract to which the Company is a party or any confidentiality agreement to which the Company is a party (except in the case of a confidentiality agreement to the extent permitted by Section 5.3(b) below), or enter into any new Company Contract;

                                    (x)   incur  or   commit   to  any   capital
                  expenditures, obligations or liabilities in respect thereof or any acquisitions of any other business or any material portion thereof, other than in the ordinary course of business consistent with past practice;

                                    (xi) subject to the terms of Section  5.3(b)
                  of this Agreement, conduct its business in a manner or take, or cause to be taken, any other action that could reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including without limitation, any action that may materially limit or delay the ability of the Company to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns;

                                    (xii)  make any  material  tax  election  or
                  settle or compromise any material tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business;

                                    (xiii)   pay,   discharge   or  satisfy  any
                  material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

                                    (xiv)   agree to take any action  prohibited
                  by the foregoing.

                           (b) No Solicitation. The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents, financial advisors, investment bankers, attorneys, accountants or other representatives, directly or indirectly, to (i) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiries or the making of any proposal with respect to any recapitalization, merger, tender offer or exchange offer, consolidation or other business combination involving the Company, or acquisition or disposition of any capital stock (whether or not then outstanding except in connection with the exercise of options or warrants, as permitted in Section 5.3(a)) or any material portion of the assets of the Company (except for acquisitions or dispositions of assets in the ordinary course of business consistent with past practice), or any combination of the foregoing or other similar transaction (a "Company Competing Transaction"), (ii) negotiate or otherwise engage in discussions with any person (other than Parent, Sub or their respective directors, officers, employees, agents, financial advisors, investment bankers, attorneys, accountants and other representatives) with respect to any Company Competing Transaction or (iii) enter into any agreement, arrangement or understanding with respect to a Company Competing Transaction, or that requires it to abandon, terminate or fail to consummate the Merger, or that directly results in impeding, interfering with or frustrating the Merger. Notwithstanding anything in this Agreement to the contrary, the Company may (x) furnish non-public or other information to (subject to a confidentiality agreement in reasonably customary form, but in no event on terms materially less favorable to the Company than the Confidentiality Agreement), and negotiate or otherwise engage in discussions with, any party who delivers an unsolicited bona fide proposal for a Company Competing Transaction (as further defined in the last sentence of Section 7.1 below) if and so long as the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that not taking such action would reasonably be expected to result in the violation by the Board of Directors of the Company of its fiduciary duties to its shareholders under Mississippi law, and (y) take a position with respect to a Company Competing Transaction, or amend or withdraw such position, in compliance with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Competing Transaction; provided, however, that the Company shall take a position recommending against such Company Competing Transaction unless it determines in good faith, after consultation with its outside legal counsel, that to take such a position would reasonably be expected to constitute a violation of the fiduciary duties of the Board of Directors of the Company to its shareholders under Mississippi law. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Company Competing Transaction. From and after the execution of this Agreement, the Company shall immediately advise Parent orally, to be followed by a confirmation in writing, of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Company Competing Transaction (including, unless prohibited by law from doing so, the status of the negotiations and the transaction and reasonable details with respect thereto), and shall, unless prohibited by law from doing so keep Parent advised on a current basis of the status and the reasonable details with respect to any such proposals or inquiries and any discussions or negotiations. Unless prohibited by law the Company shall also promptly furnish to Parent a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

                           (c) Accountant's "Comfort" Letters. The Company shall use its reasonable efforts to cause to be delivered to Parent "comfort" letters of KPMG Peat Marwick LLP, its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                                    ARTICLE VI
                                    CONDITIONS

                  VI.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

                           (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule, regulation or executive order shall have been enacted, entered or promulgated by any Governmental Authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby.

                           (b) All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all other material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

                           (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, in accordance with Applicable Law, at the Company's shareholder meeting, and the Share Issuance shall have been approved by the Parent Stockholders in accordance with the rules of NYSE.

                           (d) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC or any other Governmental Entity.

                           (e) No action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or which seeks material damages in connection with the transactions contemplated hereby which continues to be outstanding.

                           (f) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                           (g) All consents, waivers and approvals of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consents, waivers or approvals, in the aggregate, would not reasonably be expected to result in a material adverse effect on Parent or the

                           Company, as the case may be, provided that a party which has not used all reasonable efforts to obtain a consent, approval or waiver may not assert this condition with respect to such consent, approval or waiver.

                  VI.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Company:

                           (a) The representations and warranties of each of Parent and Sub shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expected to have, in the aggregate, a material adverse effect on Parent.

                           (b) Each of Parent and Sub shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                           (c) Parent and Sub shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chairman, Chief Executive Officer and President or a Senior Vice President, certifying as to the satisfaction of the matters described in (a) and (b) above.

                           (d) The Company shall have received an opinion dated as of the date of the mailing of the Proxy Statement of Bradley Arant Rose & White LLP, which opinion has not been withdrawn or modified in any material way, substantially in the form of Exhibit 6.2(d), to the effect that (1) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (2) no gain or loss will be recognized by Company Shareholders with respect to shares of Parent Common Stock received in the Merger in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock; and the Company shall further have received an opinion of Bradley Arant Rose & White LLP dated as of the Closing Date, in form reasonably satisfactory to the Company, to the effect that, (A) each of Parent and Sub are corporations duly organized, existing and in good standing under the laws of their respective states of incorporation, (B) this Agreement was duly authorized by Parent and Sub and constitutes a valid and binding agreement enforceable against each of Parent and Sub in accordance with its terms, and (C) the shares of Parent Common Stock to be issued in the Merger have been duly authorized and are validly issued, fully paid and nonassessable, have been registered under the Securities Act pursuant to a registration statement that has been declared effective and as to which, to the best of its knowledge, no stop order has been issued or is threatened. In rendering the tax opinions referenced in
         (1) and (2) above, Bradley Arant Rose & White LLP, may require and rely on representations contained in certificates of Parent, the Company, Sub and others and in the tax representation letters provided for in
         Section 5.1(m) above, as
                           they deem reasonably appropriate. In the corporate opinions referred to in (A), (B) and (C) above, Bradley Arant Rose & White LLP may rely on representations contained in certificates of Parent, the Company, Sub and others, on certificates of public officials, and on opinions of local legal counsel, as it deems appropriate, and shall be entitled to render the opinion in such form and with such qualifications as is customary for such firm in rendering similar opinions in transactions of this nature.

                           (e) The Company shall have received a letter, in form and substance reasonably satisfactory to the Company, from KPMG Peat Marwick LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                           (f) The Company shall have received from Parent the "comfort" letters of Deloitte & Touche LLP described in Section 5.2(e).

                           (g) The Company shall have received an opinion from the Company Broker dated as of the date of mailing of the Proxy Statement to the effect that, as of the date thereof, the Exchange Ratio is fair to the Company Shareholders from a financial point of view.

                  VI.3   Conditions  to  Obligations  of  Parent  and  Sub.  The
obligations   of  Parent  and  Sub  to  consummate  the  Merger  and  the  other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Parent and Sub:

                           (a) The representations and warranties of the Company shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expect to have, in the aggregate, a material adverse effect on the Company.

                           (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                           (c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chairman, Chief Executive Officer and President or a Senior Vice President certifying as to the satisfaction of the matters described in (a) and
         (b) above.

                           (d) Each person who may be at the Effective Time or was on the date of this Agreement an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act, shall have executed and delivered to Parent a written undertaking in the form attached hereto as Exhibit 5.1(k).

                           (e) Parent shall have received a letter, in form and substance reasonably satisfactory to Parent, from Deloitte & Touche LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                           (f) Parent shall have received from the Company the "comfort" letters of KPMG Peat Marwick LLP described in Section 5.3(c).

                           (g) Each of Glinn H. Spann, John W. Allison and Keith Kennedy who, contemporaneously with the execution of this Agreement, entered into Non-Competition and Non-Solicitation Agreements by and between Parent, Company and certain subsidiaries of the Company (the "Non-Compete Agreements") shall have remained employees of the Company and/or its subsidiaries, as the case may be, and there shall have been no breach or repudiation of the Non-Compete Agreements by the Company or the employees and the Non-Compete Agreements shall be in full force and effect.

                           (h) The tax opinion of Bradley Arant Rose & White LLP referenced in 6.2(d)(1) and (2) shall have been delivered to the Company and shall not have been withdrawn by such firm.

                           (i) Parent shall have received an opinion of Waller Lansden Dortch & Davis, a Professional Limited Liability Company, dated as of the Closing Date, in form reasonably satisfactory to Parent, to the effect that (1) the Company and its subsidiaries are corporations existing and in good standing under the laws of their respective states of incorporation, and (2) this Agreement was duly authorized by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, and an opinion of Keenum & Tutor, P.A. dated as of the Closing Date, in form reasonably satisfactory to Parent, to the effect that the Company is a corporation duly organized under the laws of the State of Mississippi. In rendering these opinions, Waller Lansden Dortch & Davis, a Professional Limited Liability Company, and Keenum & Tutor, P.A., may rely on representations contained in certificates of Parent, the Company, Sub and others, on certificates of public officials, and on opinions of local legal counsel, as it deems appropriate, and shall be entitled to render the opinion in such form and with such qualifications as is customary for such firm in rendering similar opinions in transactions of this nature.

                           (j)  The   holders   of  not  more  than  7%  of  the
         outstanding Company Common Stock shall have elected to exercise their right to dissent from the Merger in accordance with the MBCA.

                           (k) Parent shall have received the opinion of Parent Broker to the effect that, as of the date of mailing of the Proxy Statement, the Exchange Ratio is fair to Parent from a financial point of view.

                                 ARTICLE VII
                         TERMINATION AND AMENDMENT

                  VII.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company or the Share Issuance by the stockholders of
Parent:

                           (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

                           (b) by either Parent or the Company if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby, or (ii) any permanent injunction or other ruling, order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause 7.1(b)(ii) shall have used all reasonable efforts to resist and to remove such injunction, ruling, order or decree;

                           (c) by either Parent or the Company if the Merger shall not have been consummated before December 31, 1997, unless extended by mutual written consent duly authorized by the Boards of Directors of both Parent and the Company (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                           (d) by Parent or the Company if at the meeting of Company Shareholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Shareholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

                           (e) by Parent or the Company if at the meeting of Parent Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Parent Stockholders to approve the Share Issuance shall not have been obtained;

                           (f) by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, but only if such breach would constitute a failure of a condition contained in Section 6.2 or Section 6.3, as applicable; provided, however,  that any right of  termination  under  this
         Section 7.1(f) with respect to any breach of a representation or warranty occurring as a result of a notification delivered pursuant to
         Section 5.1(j), excluding any such breach related to pending or threatened litigation or governmental investigations or proceedings involving the Company or one or more of its subsidiaries, shall be waived unless the terminating party gives written notice of termination to the breaching party within 10 days (subject to extension by mutual written agreement of Parent, Sub and the Company) after each of the following has occurred: (i) the breaching party has given written notice of such breach to the terminating party, (ii) the cure period with respect to such breach has expired, and (iii) the terminating party has had a reasonable opportunity and amount of time to investigate the facts and circumstances surrounding, and the effect on the Company and (following the Merger) Parent as a result of, such breach;

                           (g) by Parent or the Company if the Board of Directors of the Company shall determine that the failure to engage in a Company Competing Transaction would result in a breach of the fiduciary duties of the Board of Directors of the Company and shall further determine to engage in a Company Competing Transaction; provided, however, that the Company may not terminate this Agreement pursuant to this clause (g) unless (i) the Company shall have delivered to Parent a written notice of the determination by the Company Board of Directors to terminate this Agreement pursuant to this Section 7.1(g), setting forth (unless the Company is prohibited by law from doing so) the status of and the reasonable details related to the Company Competing Transaction and the identity of the other parties involved therein, (ii) five business days shall have elapsed after delivery to Parent of the notice referred to above, during which time the Company cooperates with Parent in good faith with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement, (iii) at the end of such five business-day period the Company Board of Directors shall continue to believe that the failure to engage in such Company Competing Transaction would result in a breach of the fiduciary duties of the Board of Directors of the Company (after giving effect to any adjustment to the terms and conditions of the transactions contemplated by this Agreement proposed by Parent in response to such Company Competing Transaction), and (iv) as soon as reasonably practical thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect, or shall effect, such Company Competing Transaction;

                           (h) by Parent if the Board of Directors of the Company shall not have recommended the Merger to the Company Stockholders, or shall have resolved not to make such recommendation, or shall have materially modified or rescinded its recommendation of the Merger to the Company Stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing;

                           (i) by Parent if a tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company is commenced by any person (including the Company or any of its subsidiaries or affiliates), and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period presented by Rule 14e-2 under the Exchange Act, or if the Board of Directors of the Company shall have recommended to the shareholders of the Company any Company Competing Transaction or shall have resolved to do so; or

                           (j) by the Company if the Average Closing Price (as hereinafter defined) on the seventh business day before the date of the Company Shareholders meeting held to approve the Merger, and on the last trading day before such meeting, shall be less than 75% of the Average Closing Price of Parent Common Stock on the date of this Agreement (the "Floor Value"), subject, however, to the following:

                                    1)      If the Company  elects to  terminate
         this  Agreement  pursuant to this Section  7.1(j), it shall give prompt
        (but in no event longer than the close of business on the sixth business day before the date of such meeting) written notice thereof to Parent.

                                    2)      During the five business  day period
         commencing with its receipt of such notice, the Company and Parent shall cooperate with each other to enable Parent to propose a modification to the terms of this Agreement that are acceptable to the Company.

                                    3)      If the  Company  and  Parent   agree
          to a modification to the terms of this Agreement, no termination shall have occurred pursuant to this Section 7.1(j), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(j).

                                    4)      In the  event  the  Average  Closing
          Price is not less than the Floor Value on the last trading day before the Company's Shareholders meeting, no termination of this Agreement shall have occurred pursuan to this Section 7.1(j), and this Agreement shall remain in effect in accordance with its original terms, including the original Exchange Ratio.

For purposes of this Section 7.1(j), "Average Closing Price" shall mean the average per share closing price of the Parent Common Stock as reported by the NYSE for the ten consecutive trading days ending at the close of trading on the applicable date. For purposes of this calculation, all share prices shall be rounded to three decimals.
                  For purposes of this Section 7.1 and Section 7.2 below, the terms "Company Competing Transaction" and "Parent Competing Transaction" shall mean any such transaction or series of related transactions involving, or constituting any purchase of, more than 50% of the assets, voting power or then outstanding Common Stock of the Company or Parent, as the case may be.

                  VII.2    Effect of Termination.

                           (a) In the event of the termination of this Agreement pursuant to

                           Section 7.1, this Agreement, except for the provisions of the last sentence of Section 5.1(g) and the provisions of Sections 7.2, 8.8, and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees, shareholders or stockholders.

                           (b)      If this Agreement is terminated

                                    (i) (A) by Parent or the Company pursuant to
                  Section  7.1(d) or 7.1(g),  (B) by Parent  pursuant to Section
                  7.1(f), 7.1(h) or 7.1(i), (C) by Parent pursuant to Section 7.1(c), or otherwise, as a result of the, failure of the conditions set forth in Section 6.3(j) in a circumstance where a termination fee would otherwise be payable under Section 7.2(c) below, or (D) by Parent or the Company pursuant to
                  Section 7.2(c), or otherwise, as a result of a failure of the conditions set forth in Section 6.2(g) in a circumstance where the conditions set forth in Section 6.3(k) would be met and a termination fee would otherwise be payable under Section 7.2(c) below, then the Company will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent the reasonable documented out-of-pocket expenses, up to $600,000, incurred by Parent in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement; provided, however, that if such termination is by Parent pursuant to
                  Section 7.1(f) as a result of a breach of the representation and warranty of the Company set forth in Section 4.25, then the maximum amount of such reimburseable out-of-pocket expenses of Parent shall be $300,000 rather than $600,000; or

                                    (ii) by Parent or the  Company  pursuant  to
                  Section 7.1(e), or by the Company pursuant to Section 7.1(f), then Parent will pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company the reasonable documented out-of-pocket expenses, up to $600,000, incurred by the Company in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement.

                           (c) If this Agreement is terminated by Parent pursuant to Section 7.1(f), 7.1(h) or 7.1(i), or by Parent or the Company pursuant to Section 7.1(d) or 7.1(g), or pursuant to the circumstances described in Section 7.2(b)(i)(C) or (D) above, and if in each case either (A) the Company shall enter into a definitive agreement with respect to a Company Competing Transaction prior to termination or within twelve months following such termination and such Company Competing Transaction is thereafter consummated, or (B) a Company Competing Transaction is consummated prior to termination or within twelve months following such termination, then, in any such case, the Company will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent a termination fee in an amount equal to two million dollars ($2,000,000), less any amounts paid or payable pursuant to Section 7.2(b) hereof (the "Termination Fee"). Such payment shall be made within one business day following the consummation of such Company Competing Transaction.

                           (d) If this Agreement is terminated by (i) the Company pursuant to Section 7.1(f), or (ii) by Parent or the Company pursuant to Section 7.1(e), and if in each case either (A) Parent shall enter into a definitive agreement with respect to a Parent Competing Transaction (as defined below) prior to termination or within twelve months following such termination and such Parent Competing Transaction (as it may be amended) is thereafter consummated, or (B) a Parent Competing Transaction is consummated prior to termination or within twelve months following such termination, then, in any such case, Parent will pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company a Termination Fee in an amount equal to two million dollars ($2,000,000), less any amounts paid or payable pursuant to Section 7.2(b) of this Agreement. Such payment shall be made within one business day following the consummation of the Parent Competing Transaction.

                           (e) As used herein, the term "Parent Competing Transaction" shall have the same meaning with respect to Parent as the term "Company Competing Transaction" has with respect to the Company, with such changes in the definition thereof as are appropriate to contemplate Parent in lieu of the Company.

                           (f) As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                           (g) The Company and Parent agree that the Termination Fee and expenses provided in Section 7.2(b), (c) and (d) are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee and expenses exceeds the maximum amount permitted by law, then the amount of such Termination Fee and expenses shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

                  VII.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after adoption of this Agreement by Company Stockholders or authorization of the Share Issuance by Parent Stockholders, but after such approval or authorization, no amendment shall be made which by law or its terms requires further approval or authorization by the Company Shareholders or Parent Stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  VII.4 Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Sub) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                                 MISCELLANEOUS

                  VIII.1 Survival of Representations and Warranties. None of the
representations, warranties, covenants or agreements made or incorporated herein (or in any instrument or documents delivered pursuant to this Agreement) by the parties hereto shall survive the Effective Time, except for those covenants and agreements contained herein or therein which by their terms contemplate performance after the Effective Time, and provided that the parties acknowledge and agree that any rights or remedies otherwise available to a party hereunder shall not be affected by any investigation conducted with respect to or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement. Notwithstanding the foregoing, it is understood that factual matters set forth in a party's disclosure schedule to this Agreement shall be exceptions to such party's representations and warranties under this Agreement.

                  VIII.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or Sub:

                                    Cavalier Homes, Inc.
                                    Highway 41 North and Cavalier Road
                                    Addison, Alabama 35540
                                    Attention: Mr. David A. Roberson
                                    Facsimile No.: (205) 747-1605

                                    with a copy to

                                    Bradley Arant Rose & White LLP
                                    2001 Park Place, Suite 1400
                                    Birmingham, Alabama 35203
                                    Attention: John B. Grenier, Esq.
                                    Facsimile No.: (205) 521-8800


                           (b)      if to the Company:

                                    Belmont Homes, Inc.
                                    Highway 25 South
                                    Industrial Park Drive
                                    Belmont, Mississippi 38827
                                    Attention: Mr. John W. Allison

                                    Facsimile No.: (501) 329-9139

                                    with a copy to

                                    Waller Lansden Dortch & Davis, PLLC
                                    Nashville City Center
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219
                                    Attention: J. Chase Cole, Esq.
                                    Facsimile No.:  (615) 244-6804

                  VIII.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For the purposes of this Agreement, a "material adverse effect" shall mean, as to any party, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the material adverse effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, results of operations, or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby.

                  VIII.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                  VIII.5 Entire Agreement. This Agreement (including the documents, agreements and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.
                  VIII.6   Third Party Beneficiaries.    Nothing   in   this
Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, except for the provisions of Sections 1.6, 2.1, 2.3, 2.4, 5.2(b), and 5.2(d), which may be enforced by the beneficiaries thereof.

                  VIII.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, except that Mississippi law shall govern the Merger, without regard to principles of conflicts of law.

                  VIII.8 EXCLUSIVE REMEDIES. PARENT, SUB AND THE COMPANY HEREBY EXPRESSLY AGREE THAT, AS BETWEEN SUCH PARTIES TO THIS AGREEMENT (BUT NOT AS TO THE THIRD PARTY BENEFICIARIES OF THIS AGREEMENT), THE REMEDIES PROVIDED IN SECTION 7.2 OF THIS AGREEMENT CONSTITUTE LIQUIDATED DAMAGES AND DO NOT CONSTITUTE A PENALTY.

                  PARENT, SUB AND THE COMPANY HEREBY EXPRESSLY AGREE THAT SUCH LIQUIDATED DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIM ARISING OUT OF OR RELATING TO THIS NEGOTIATION, EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT OR THE MERGER. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS
SECTION 8.8 SHALL RELIEVE ANY PARTY TO THIS AGREEMENT OF LIABILITY FOR A WILLFUL AND INTENTIONAL BREACH OF ANY PROVISION OF THIS AGREEMENT.

                  VIII.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  VIII.10 Expenses. Subject to the provisions of Section 7.2, Parent and the Company shall pay their own costs and expenses associated with the transactions contemplated by this Agreement; provided, that the costs of environmental audits (whether Phase I or Phase II environmental audits) conducted by Parent of the facilities, operations, business or properties of the Company or its subsidiaries shall be borne by the Company, if, in the case of Phase II environmental audits, such audits were approved in advance by the Company in writing.

                  VIII.11 Incorporation of Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  VIII.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  VIII.13 Subsidiaries. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                  VIII.14 WAIVER OF JURY TRIAL. EACH OF PARENT, SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have executed and delivered this Agreement on the date first written above.


                                         CAVALIER HOMES, INC.


                                          By  David A Roberson
                                            --------------------------

                                          Its President
                                             -------------------------


                                          CRIMSON ACQUISITION CORP.


                                           By  Michael R. Murphy
                                             --------------------------

                                           Its Vice President
                                              -------------------------



                                           BELMONT HOMES, INC.

                                           By  John W. Allison
                                             ---------------------------

                                           Its President
                                              --------------------------

                                                                  EXHIBIT 5.1(k)
                            FORM OF AFFILIATE LETTER

Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Addison, Alabama  35540

Gentlemen:

         This letter agreement (this "Agreement") is being delivered in accordance with Section 6.3(d) of the Agreement and Plan of Merger, dated as of August , 1997 (the "Merger Agreement"), by and among Cavalier Homes, Inc., a Delaware corporation ("Parent"), Crimson Acquisition Corp., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), and Belmont Homes, Inc., a Delaware corporation (the "Company"). The Merger Agreement provides, among other things, for the merger of Sub with and into the Company (the "Merger"), pursuant to which each share of the common stock of the Company, par value $0.10 per share ("Company Common Stock"), will be converted into shares of common stock of Parent, par value $0.10 per share ("Parent Common Stock"), on the basis described in the Merger Agreement.

         1. The undersigned ("Shareholder") hereby represents, warrants, covenants and agrees as follows:

                  (a) Shareholder has full power to execute this Agreement and to make the representations, warranties, covenants and agreements herein and to perform its obligations hereunder.

                  (b) Shareholder understands that as of the date of this letter it may be deemed to be an "affiliate" of the Company as such term is
         (i) used in Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135 of the SEC (an"Affiliate").

                  (c) Shareholder is the beneficial or record owner of shares of
         Company Common Stock and/or options, warrants or other rights exercisable for or convertible into shares of Company Common Stock (collectively, the "Rights"), (all such shares and Rights, including any hereafter acquired, the "Shares").

                  (d) Shareholder will not sell, transfer or otherwise dispose of or offer or agree to sell, transfer or dispose of or in any other way reduce Shareholder's risk of ownership or investment in (any of the foregoing, a "Disposition") any of the shares of Parent Common Stock issued to the undersigned in the Merger pursuant to the terms of the Merger Agreement (the "Parent Shares") in violation of the Securities Act or the Rules and Regulations.

                  (e) Shareholder understands that the issuance of Parent Common Stock pursuant to the Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4 and that, because at the time the Merger Agreement is submitted to a vote of the shareholders of the Company, Shareholder may be deemed to be an Affiliate of the Company and the distribution by Shareholder of any shares of Parent Common Stock has not been registered under the Securities Act, Shareholder may not make any Disposition of the Parent Shares unless (i) such Disposition has been registered under the Securities Act, (ii) such Disposition is made in conformity with Rule 145 promulgated by the SEC under the Securities Act, including (a) the filing of reports by Parent under the Securities Exchange Act of 1934, as amended, (b) compliance with certain limitations on the volume of Parent Common Stock sold for Shareholder's account during a three-month period, and (c) the sale of the Parent Common Stock in "brokers' transactions" as that term is defined by Section 4(4) of the Securities Act, or (iii) Parent has received an opinion of counsel, which opinion and counsel shall be reasonably acceptable to Parent, to the effect that such Disposition is otherwise exempt from registration under the Securities Act. Shareholder understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by Shareholder, or on Shareholder's behalf, under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (f) Shareholder understands that stop transfer instructions will be given to all transfer agents for the Parent Common Stock (with respect to Parent Shares) and that there will be placed on the certificates evidencing the Parent Shares, or any replacements or substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AUGUST , 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND CAVALIER HOMES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CAVALIER HOMES, INC.

                 (g) Shareholder also understands that unless a Disposition of the Parent Shares has been registered under the Securities Act or is made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates evidencing any of the Parent Shares issued to any transferee of Shareholder:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

                  THE SECURITIES ACT OF 1933.

                  (h) It is understood and agreed that the legends set forth in Sections 1(f) and 1(g) above shall be removed by delivery of substitute certificates without such legend if Shareholder has delivered to Parent
         (i) an opinion of counsel (or other evidence), which opinion and counsel (or such other evidence) shall be reasonably satisfactory to Parent, or a letter from the staff of the SEC, to the effect that such legend is not required for purposes of the Rules and Regulations or the Securities Act or (ii) evidence or representations satisfactory to Parent that the Parent Shares represented by such certificates are being or have been sold in a transaction made in conformity with Rule 145.

         2. Shareholder understands that the Merger will be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Shareholder with certain of the covenants and agreements, set forth herein. Accordingly, Shareholder further hereby covenants and agrees (in addition to the other covenants and agreements in this Agreement) that it will not make any Disposition: (i) of the Shares in the 30-day period immediately preceding the Effective Time or (ii) of the Parent Shares after the Effective Time until Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company. Shareholder understands that stop transfer instructions will be given to the transfer agents of Parent and the Company in order to prevent any breach of the covenants and agreements made by Shareholder in this Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the financial report referred to in clause (ii) of the immediately preceding sentence.

         3. Shareholder further understands and agrees that the representations, warranties, covenants and agreements of Shareholder set forth herein are for the benefit of Parent, the Company and the Surviving Corporation (as defined in the Merger Agreement) in the Merger and will be relied upon by such entities and their respective counsel and accountants.

         4. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgees holding the Shares as collateral. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will thereupon automatically terminate.

                                 Very truly yours,
                                 Name: ---------------------------------
                                 Address: ------------------------------
                                 ------------------------------------------
                                 ------------------------------------------
                                 Agreed to and accepted:
                                 CAVALIER HOMES, INC.
                                 By: ------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------

                                                               EXHIBIT 5.1(m)(i)
                                                   _________, 1997

Bradley Arant Rose & White LLP
2001 Park Place
Suite 1400
Birmingham, Alabama  35203

Ladies and Gentlemen:

                  In connection with the proposed merger of Crimson Acquisition Corp., a Mississippi corporation ("Subsidiary"), with and into Belmont Homes, Inc., a Mississippi corporation ("Belmont"), pursuant to the terms of that certain Agreement and Plan of Merger dated August ____, 1997 (the "Merger Agreement") by and among Belmont, Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), Subsidiary and Belmont, as described in more detail in the Merger Agreement and the Registration Statement on Form S-4 filed by Cavalier with the Securities and Exchange Commission on , 1997, (the "Registration Statement"), as counsel to Cavalier you have been asked to render certain opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended, and pursuant to Section 6.2(c) of the Merger Agreement, with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Merger Agreement.

                  Pursuant to the Merger  Agreement,  Subsidiary  will be merged with and into Belmont in accordance with Section 79-4-11.01 et seq. of the Mississippi Business Corporation Act and Belmont will be the surviving corporation, and all Belmont shares other than those held as treasury stock by Belmont, or held by Cavalier or any of its subsidiaries, which will be canceled and retired, and other than those Belmont shares for which the holders have dissented from the Merger, demanded and perfected demand for payment of the "fair value" in accordance with the Mississippi Business Corporation Act, shall be converted into the right to receive eight tenths (0.8) shares of common stock of Cavalier. The Merger Agreement and the Registration Statement describe other transactions that will be effected or undertaken in connection with the transactions contemplated by the Merger Agreement, including, without limitation, the treatment of Belmont's employee benefit plans and the treatment of certain options issued by Belmont, and other matters relating to the employees of Belmont. In connection with the opinions which you have been asked to render, you are entitled to rely upon the descriptions in the Merger Agreement and the Registration Statement as being a complete and accurate description of all the transactions to be effected and undertaken pursuant to the Merger Agreement.
                  In connection with the opinions which you have been asked to render, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of Belmont and acting in such capacity, hereby certifies that, to the best
                  knowledge  of  the   management  of  Belmont,   the  following
statements are correct and complete in all material respects as of the date hereof, and further certifies that the following statements will be correct and complete in all material respects as of the date on which the Proxy Statement/Prospectus which is part of the Registration Statement is mailed to the shareholders of the Company. Insofar as such certification pertains to any person (including Cavalier or any of its subsidiaries) other than Belmont and any of its subsidiaries, such certification is only as to the knowledge of the undersigned without specific inquiry.

                  i. The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Belmont has no plan or intention to waive or modify further any such material condition.

                  ii. The ratio for the exchange of shares of Belmont Common Stock for shares of Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

                  iii. There is no plan or intention by any of the shareholders of Belmont who own one percent (1%) or more of the Belmont Common Stock, and to the best of the knowledge of the management of Belmont, there is no plan or intention on the part of the remaining shareholders of Belmont to sell, exchange, or other-wise dispose of a number of shares of Cavalier Common Stock to be received by them in the Merger that would reduce the Belmont shareholders' ownership of Cavalier Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of Belmont Common Stock as of the same date. For purposes of the foregoing statement, shares of Belmont Common Stock exchanged for cash or other property by Dissenting Shareholders, if any, or exchanged for cash in lieu of fractional shares of Cavalier Common Stock have been considered as outstanding Belmont Common Stock as of the Effective Time of the Merger. In addition, the management of Belmont is not aware of any transfers of Belmont Common Stock by any holders thereof (including any sales, redemptions or other dispositions) prior to the Effective Time which were made in contemplation of the Merger.

                  iv. Immediately after the Merger, Belmont will hold no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of

                            Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent(90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal and recurring dividends) made by Belmont or by
                            Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. Belmont has not redeemed any of the Belmont Common Stock, made any distribution with respect to any of the Belmont Common Stock, or disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.


                  v. The liabilities of Belmont and the liabilities to which the assets of Belmont are subject were incurred by Belmont in the ordinary course of Belmont's business. None of the shares of Belmont to be surrendered in exchange for Cavalier Common Stock in the Merger will be subject to any liabilities following such exchange.

                  vi. Cavalier, Subsidiary and Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the shareholders of Belmont, if any, incurred in connection with the Merger.

                  vii. There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

                  viii.             Belmont  is not an  investment  company   as
                           such  term is  defined  in  Section
                           368(a)(2)(F)(iii) and (iv) of the Code.

                  ix.               Belmont is not under the  jurisdiction of  a
                           court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  x. As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

                  xi.               The payment of cash  in  lieu of  fractional
                           shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%)of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.

                 xii. None of the compensation received by any shareholder-employee of Belmont pursuant to any employment, consulting or similar arrangement (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

                  This letter is being furnished to you solely for your benefit and for use in rendering your opinions, and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion or use in your opinions) without the express written consent of Belmont.


                                                  Sincerely,

                                                  BELMONT HOMES, INC.



                                                   By:
                                                      -------------------------
                                                   Its:
                                                      -------------------------

                                                              EXHIBIT 5.1(m)(ii)

                                             _______________ ____, 1997

Bradley Arant Rose & White LLP
2001 Park Place
Suite 1400
Birmingham, Alabama  35203

Ladies and Gentlemen:

                  In connection with the proposed merger of Crimson Acquisition Corp., a Mississippi corporation ("Subsidiary"), with and into Belmont Homes, Inc., a Mississippi corporation ("Belmont"), pursuant to the terms of that certain Agreement and Plan of Merger dated August , 1997 (the "Merger Agreement") by and among Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), Subsidiary and Belmont, as described in more detail in the Merger Agreement and the Registration Statement on Form S-4 filed by Cavalier with the Securities and Exchange Commission on__________ , 1997, (the "Registration Statement"), as counsel to Cavalier you have been asked to render certain opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended, and pursuant to Section 6.2(c) of the Merger Agreement, with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Merger Agreement.

                  Pursuant to the Merger  Agreement,  Subsidiary  will be merged with and into Belmont in accordance with Section 79-4-11.01 et seq. of the Mississippi Business Corporation Act and Belmont will be the surviving corporation, and all Belmont shares other than those held as treasury stock by Belmont, or held by Cavalier or any of its subsidiaries, which will be canceled and retired, and other than those Belmont shares for which the holders have dissented from the Merger, demanded and perfected demand for payment of the "fair value" in accordance with the Mississippi Business Corporation Act, shall be converted into the right to receive eight tenths (0.8) shares of common stock of Cavalier. The Merger Agreement and the Registration Statement describe other transactions that will be effected or undertaken in connection with the transactions contemplated by the Merger Agreement, including, without limitation, the treatment of Belmont's employee benefit plans and the treatment of certain options issued by Belmont, and other matters relating to the employees of Belmont. In connection with the opinions which you have been asked to render, you are entitled to rely upon the descriptions in the Merger Agreement and the Registration Statement as being a complete and accurate description of all the transactions to be effected and undertaken pursuant to the Merger Agreement.

                  In connection with the opinions which you have been asked to render, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of Cavalier and acting in such capacity, hereby certifies that, to the best knowledge of the management of Cavalier, the following statements are correct and complete in all material respects as of the date hereof, and further certifies that the following statements will be correct and complete in all material respects as of the Effective Time of the Merger. Insofar as such certification pertains to any person (including Belmont or any of its subsidiaries) other than Cavalier and any of its subsidiaries, such certification is only as to the knowledge of the undersigned without specific inquiry.

                  i. The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Cavalier has no plan or intention to waive or modify further any such material condition.

                  ii. The ratio for the exchange of shares Belmont Common Stock for Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

                  iii.              Immediately after the Merger,  Belmont  will
                         hold no less than ninety percent(90%)of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal and recurring dividends) made by Belmont or by Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. The management of Cavalier is not aware of
                         Belmont having redeemed any of the Belmont Common Stock, having made any distribution with respect to any of the Belmont Common Stock, or having disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.

                  iv.               Prior to the  Merger,  Cavalier  will  be in
                           control of Subsidiary within the meaning of Section 368(c) of the Code.

                  v. Cavalier has no plan or intention to cause Belmont after the Merger to issue additional shares of Belmont capital stock which would result in Cavalier losing control of Belmont within the meaning of
                           Section 368(c) of the Code.

                  vi. Cavalier has no plan or intention to reacquire any of its stock issued in the Merger.

                  vii. Cavalier is the owner of all of the outstanding capital stock of Subsidiary, and Cavalier has no plan or intention after the Merger to liquidate Belmont, to merge Belmont into another corporation, to make any extraordinary distribution in respect of its stock in Belmont, to sell or otherwise dispose of the capital stock of Belmont or to cause Belmont to sell or otherwise dispose of any of the assets of Belmont held by Belmont immediately prior to the Merger, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  viii.             Following the Merger,  Belmont will continue
                           its historic business or will use a significant portion of its historic assets in a business.

                  ix. Cavalier, Subsidiary, Belmont and the shareholders of Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the shareholders of Belmont, if any, incurred in connection with the Merger.

                  x. There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

                  xi.               Neither  Cavalier  nor   Subsidiary   is  an
                           investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  xii. Neither Cavalier nor Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A)of the Code.

                  xiii. Other than the approximately ______ shares of common stock of Belmont currently owned by Cavalier, Cavalier does not own, and Cavalier has not owned at any time during the past five years, any shares of the capital stock of Belmont.

                  xiv. As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

                  xv.      No stock of Subsidiary will be issued in the Merger.

                  xvi. The payment of cash in lieu of fractional shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%) of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.

                  xvii. None of the compensation received by any shareholder -employee of Belmont pursuant to any employment, consulting or similar arrangement with Cavalier (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employees' shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

                  This letter is being furnished to you solely for your benefit and for use in rendering your opinions, and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion or use in your opinions) without the express written consent of Belmont.



                                                     Sincerely,

                                                     CAVALIER HOMES, INC.


                                                     By
                                                     Its

                                                     EXHIBIT 6.2(d)

                                              ______________ ____, 1997


Belmont Homes, Inc.
Highway 25 South
Industrial Park Drive
Belmont, Mississippi  38827


         Re: Agreement and Plan of Merger by and among Cavalier Homes, Inc., Crimson Acquisition Corp. and Belmont Homes, Inc.


Ladies and Gentlemen:


                  We have been requested to render certain opinions with respect to the transactions contemplated by that certain Agreement and Plan of Merger dated as of August , 1997 (the "Merger Agreement"), by and among Belmont Homes, Inc., a Mississippi corporation ("Belmont"), Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), and Crimson Acquisition Corp., a Mississippi corporation and a direct, wholly-owned subsidiary of Cavalier ("Subsidiary"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Merger Agreement.

                  In rendering the opinions set forth below, we have examined and relied upon the originals or copies of the Merger Agreement and the representations given to us by letter of even date with this opinion by Belmont, and by letter of even date with this opinion by Cavalier, each as contained and described in the representations section of this letter, and such other documents and materials as we have deemed necessary as a basis for such opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and, as to factual matters, the veracity of written statements made by officers and other representatives of Belmont and Cavalier.

                  In rendering this opinion, we have made such investigation of law and facts as we have deemed necessary, including examination of the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated pursuant thereto by the Department of the Treasury and the IRS, and applicable judicial decisions, all of which are subject to change. Neither Cavalier, Subsidiary, nor Belmont has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects of the

                  Merger to holders of Belmont Common Stock (as hereinafter defined), or of any of the federal income tax effects to Cavalier, Subsidiary or Belmont of the Merger. Our opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.


                         The Proposed Transaction


                  Immediately prior to the Merger, Cavalier will own 100% of the capital stock of Subsidiary. Pursuant to the Merger Agreement, among other things, (i) Subsidiary will be merged with and into Belmont (the "Merger") in accordance with applicable provisions of the Mississippi Business Corporation Act (the "Corporation Law"), and (ii) except for those shares for which the holder exercises the right of dissent afforded under the Corporation Law (such holders being hereinafter referred to as the "Dissenting Shareholders"), each outstanding share of common stock, par value $0.10 per share, of Belmont (the "Belmont Common Stock") will be converted into eight tenths (0.8) shares of common stock of Cavalier, par value $0.10 per share (the "Cavalier Common Stock") (the "Exchange Ratio"). No fractional shares will be issued; Cavalier will pay cash in lieu of issuing fractional shares. No stock of Subsidiary will be issued in the Merger.

                  All options and warrants to acquire shares of Belmont Common Stock granted by Belmont (the "Belmont Options") which are outstanding and unexercised at the time of the Merger will be assumed by Cavalier, and will be converted into options to acquire shares of Cavalier Common Stock subject to the same terms and conditions applicable to the Belmont options immediately prior to the Merger, except that the number of shares subject to each option and the exercise price thereof will be appropriately adjusted to give effect to the Exchange Ratio.


                            Representations


                  Belmont has made the following representations:

                  (a) The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Belmont has no plan or intention to waive or modify further any such material condition.

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



                  (b) The ratio for the exchange of shares of Belmont Common Stock for shares of Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

                  (c) There is no plan or intention by any of the shareholders of Belmont who own one percent (1%) or more of the Belmont Common Stock, and to the best of the knowledge of the management of Belmont, there is no plan or intention on the part of the remaining shareholders of Belmont to sell, exchange, or otherwise dispose of a number of shares of Cavalier Common Stock to be received by them in the Merger that would reduce the Belmont shareholders' ownership of Cavalier Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of Belmont Common Stock as of the same date. For purposes of the foregoing statement, shares of Belmont Common Stock exchanged for cash or other property by Dissenting Shareholders, if any, or exchanged for cash in lieu of fractional shares of Cavalier Common Stock have been considered as outstanding Belmont Common Stock as of the Effective Time of the Merger. In addition, the management of Belmont is not aware of any transfers of Belmont Common Stock by any holders thereof (including any sales, redemptions or other dispositions) prior to the Effective Time which were made in contemplation of the Merger.

                  (d) Immediately after the Merger, Belmont will hold no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal and recurring dividends) made by Belmont or by Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. Belmont has not redeemed any of the Belmont Common Stock, made any distribution with respect to any of the Belmont Common Stock, or disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.

                  (e) The liabilities of Belmont and the liabilities to which the assets of Belmont are subject were incurred by Belmont in the ordinary course of Belmont's business. None of the shares of Belmont to be surrendered in exchange for Cavalier Common Stock in the Merger will be subject to any liabilities following such exchange.

                  (f) Cavalier, Subsidiary and Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the shareholders of Belmont, if any, incurred in connection with the Merger.

                  (g) There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

                  (h)      Belmont is  not  an   investment   company   as  such
term  is   defined  in  Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (i) Belmont is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (j) As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

                  (k) The payment of cash in lieu of fractional shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%) of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.

                  (l) None of the compensation received by any shareholder-employee of Belmont pursuant to any employment, consulting or similar arrangement (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

                  Cavalier has made the following representations:

                  (ii) The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Cavalier has no plan or intention to waive or modify further any such material condition.

                  (iii) The ratio for the exchange of shares Belmont Common Stock for Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

                  (iv) Immediately after the Merger Belmont will hold no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal and recurring dividends) made by Belmont or by Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. The management of Cavalier is not aware of Belmont having redeemed any of the Belmont Common Stock, having made any distribution with respect to any of the Belmont Common Stock, or having disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.

                  (v) Prior to the Merger, Cavalier will be in control of Subsidiary within the meaning of Section 368(c) of the Code.

                  (vi) Cavalier has no plan or intention to cause Belmont after the Merger to issue additional shares of Belmont capital stock which would result in Cavalier losing control of Belmont within the meaning of Section 368(c) of the Code.

                  (vii) Cavalier has no plan or intention to reacquire any of its stock issued in the Merger.

                  (viii) Cavalier is the owner of all of the outstanding capital stock of Subsidiary, and Cavalier has no plan or intention after the Merger to liquidate Belmont, to merge Belmont into another corporation, to make any extraordinary distribution in respect of its stock in Belmont, to sell or otherwise dispose of the capital stock of Belmont or to cause Belmont to sell or otherwise dispose of any of the assets of Belmont held by Belmont immediately prior to the Merger, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  (ix) Following the Merger, Belmont will continue its historic business or will use a significant portion of its historic assets in a business.

                  (x) Cavalier, Subsidiary, Belmont and the shareholders of Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the shareholders of Belmont, if any, incurred in connection with the Merger.

                  (xi) There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

                  (xii) Neither Cavalier nor Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (xiii)   Neither   Cavalier  nor   Subsidiary   is  under  the
jurisdiction  of a court in a Title 11 or similar  case  within  the  meaning of
Section 368(a)(3)(A) of the Code.

                  (xiv) Other than the approximately ______ shares of the common stock of Belmont currently owned by Cavalier, Cavalier does not own, and Cavalier has not owned at any time during the past five years, any shares of the capital stock of Belmont.

                  (xv) As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

                  (xvi)    No stock of Subsidiary will be issued in the Merger.

                  (xvii) The payment of cash in lieu of fractional shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%) of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.

                  (xviii) None of the compensation received by any shareholder-employee of Belmont pursuant to any employment, consulting or similar arrangement with Cavalier (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employees' shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.


                                    Opinion


                  Upon the basis of the foregoing facts, representations and assumptions, and solely for purposes of the Code, we are of the opinion that:

                  (1) Provided that pursuant to the Merger Belmont shareholders exchange solely for Cavalier Common Stock an amount of Belmont Common Stock constituting "control" of Belmont within the meaning of section 368(c) of the Code, the proposed transaction will constitute a reorganization within the meaning of section 368(a)(1)(A). The reorganization is not disqualified by reason of the fact that Cavalier Common Stock is used in the transaction (section 368(a)(2)(E)). Cavalier, Subsidiary, and Belmont each will be "a party to a reorganization" within the meaning of section 368(b).

                  (2) No gain or loss will be recognized by the shareholders of Belmont upon the exchange of Belmont Common Stock (including fractional share interests, if any) solely for Cavalier Common Stock.

                  (3) The basis of the Cavalier Common Stock (including fractional share interests, if any) to be received by Belmont shareholders will, in each case, be the same as the basis of the Belmont Common Stock surrendered in exchanged therefor.

                  (4) The holding period of Cavalier Common Stock (including fractional share interests, if any) to be received by the shareholders of Belmont will include the period during which the Belmont Common Stock exchanged therefor was held by them, provided that such Belmont Common Stock was held as a capital asset on the date of the exchange.

                  (5) Where solely cash is received by Dissenting Shareholders in exchange for their Belmont Common Stock, the cash payment will be treated as received by the shareholder as a distribution in redemption of such Belmont Common Stock subject to the provisions and limitations of section 302 of the Code.

                  (6) The payment of cash in lieu of fractional share interests of Cavalier Common Stock will be treated as if the fractional share was distributed as part of the exchange and then redeemed by Cavalier. These payments will be treated as having been received as distributions in full payment in exchange for stock redeemed as provided in section 302(a) of the Code.

                  This opinion is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any state or any political subdivision of any state. Furthermore, no opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the above opinions. We express no opinion as to the federal or state income tax consequences to the holders of Belmont Options or to the issuing corporations of the proposed assumption and conversion of such Options into the equivalent options to acquire shares of Cavalier Common Stock.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Cavalier with the Securities and Exchange Commission relating to the Merger, as amended (the "Registration Statement"), and we further consent to the references to this opinion in the Registration Statement. This opinion is being provided solely for the use of the Belmont and the shareholders of Belmont. No other party or person shall be entitled to rely on this opinion without our express written consent.


         Sincerely yours,